Exhibit 10.5
Execution Version

EAGLE HOLDING COMPANY I
929 FRONT STREET
WILMINGTON, NORTH CAROLINA 28401
May 11, 2017

David M. Johnston
Dear David:
Reference is made to (i) the Stockholders Agreement, dated as of May 11, 2017 (the "Stockholders Agreement"), by and among Eagle Holding Company I, a Delaware corporation (together with any successor, the "Company"), Carlyle Partners VI Holdings II, L.P., a Delaware limited partnership, Carlyle Partners VI, L.P., a Delaware limited partnership, CP VI Coinvestment A, L.P., a Delaware limited partnership, CP VI Coinvestment B, L.P., a Delaware limited partnership, Hellman & Friedman Capital Partners VII, L.P., a Cayman Islands limited partnership, Hellman & Friedman Capital Partners VII (Parallel), L.P., a Cayman Islands limited partnership, HFCP VII (Parallel-A), L.P., a Delaware limited partnership, and H&F Executives VII, L.P., a Cayman Islands limited partnership, Hellman & Friedman Capital Partners VIII, L.P., a Cayman Islands limited partnership, Hellman & Friedman Capital Partners VIII (Parallel), L.P., a Cayman Islands limited partnership, HFCP VIII (Parallel-A), L.P., a Delaware limited partnership, H&F Executives VIII, L.P., a Cayman Islands limited partnership, and H&F Associates VIII, L.P., a Cayman Islands limited partnership, Blue Spectrum ZA 2015 L.P., Clocktower Investment Pte Ltd., a Singaporean private limited company and any other Persons who become parties thereto from time to time, to which you have become a party, effective as of the date hereof, (ii) the Stock Option Agreement, dated as of the date hereof, between you and the Company (the "Stock Option Agreement"), (iii) the Eagle Holding Company I 2017 Equity Incentive Plan, dated as of the date hereof (the "Plan") and (iv) the Employment Agreement, dated as of May 22, 2013 (as amended effective as of December 1, 2016), by and among you, Jaguar Holding Company I and Pharmaceutical Product Development, LLC, as may be further amended from time to time in accordance therewith (the "Employment Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Stockholders Agreement and if such capitalized term does not have a meaning ascribed to it in the Stockholders Agreement, such term shall have the meaning ascribed to it in the Stock Option Agreement or the Plan.
Notwithstanding anything to the contrary in the Stockholders Agreement, the undersigned acknowledge and agree as follows:
1.    Transfer Restrictions. Except as may be required by applicable law, the restrictions and limitations set forth in Article IV of the Stockholders Agreement shall cease to apply to Transfers of Shares or Options held or Beneficially Owned by you upon the earliest to

Exhibit 10.5
occur of (i) the one year anniversary of an IPO (subject to the ability to dispose of Shares necessary to effect the cashless exercise of any vested Options expiring during such one year period), (ii) a Liquidity Event that occurs prior to an IPO, and (iii) a Change of Control Transaction provided that any securities you receive as consideration in such Change of Control Transaction are listed on a national stock exchange.
2.     Tag-Along Rights. In the event that you become a Tag-Along Stockholder pursuant to Section 4.4 of the Stockholders Agreement, any Shares issuable in respect of vested Options held by you whether or not exercised (including any Options that would vest as a result of the consummation of the Transfer to the Proposed Transferee) shall, at your sole discretion, be Tag-Along Shares and shall constitute Shares Beneficially Owned by you for purposes of determining your Tag-Along Pro Rata Portion. Your rights set forth in Section 4.4 of the Stockholders Agreement shall terminate upon the earlier to occur of (i) the one year anniversary of an IPO and (ii) a Liquidity Event that occurs prior to an IPO. With respect to Transfers subject to Section 4.4 of the Stockholders Agreement, if the form of consideration is not solely cash payable in immediately available funds or cash equivalents, you, in your capacity as an Eligible Tag-Along Stockholder, may reasonably request financial and other information in order to reasonably evaluate the consideration proposed to be delivered. In the event that (x) the consideration payable for Shares to be sold pursuant to Section 4.4 of the Stockholders Agreement includes securities and (y) applicable law would require the provision to you, in your capacity as an Eligible Tag-Along Stockholder or Tag-Along Stockholder, of any specified information regarding the Company or any of its parents or subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for such Transfer pursuant to Section 4.4 of the Stockholders Agreement, then notwithstanding Section 4.4(c)(iv) of the Stockholders Agreement, you, in your capacity as a Tag-Along Stockholder, shall have the right to sell Shares in such proposed Transfer pursuant to Section 4.4 of the Stockholders Agreement; provided, that the Stockholder Sellers shall have the right, but not the obligation, to cause to be paid to you, in your capacity as a Tag-Along Stockholder, in lieu of such securities described in the preceding sentence, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities otherwise would have been issued in exchange for such Shares. You will not be required to agree to a non-compete agreement as a condition to participating in a Transfer as a Tag-Along Stockholder or otherwise in connection with such Transfer (it being understood that any existing non-compete agreement then in effect between you and the Company or one of its parents or subsidiaries shall not terminate solely as a result of such Transfer). For the avoidance of doubt, you shall be deemed to be a Stockholder for purposes of the tag-along provisions of the Stockholders Agreement as long as you hold vested equity in the Company.
3.     Drag-Along Right. In the event that you become a Participating Stockholder Seller pursuant to Section 4.5 of the Stockholders Agreement, all Shares issuable in respect of vested "in the money" Options held by you whether or not exercised (including any Options that would vest as a result of the consummation of the Change of Control Transaction described in Section 4.5 of the Stockholders Agreement) shall constitute Shares held by you for purposes of the calculation set forth in the first sentence of Section 4.5(a) of the Stockholders Agreement (provided, notwithstanding anything to the contrary in Section 4.5 of the Stockholders

Exhibit 10.5
Agreement, you shall be required to exercise only the applicable "in the money" Options with respect to such Shares in accordance therewith). In the event that (x) the consideration payable for Shares to be sold pursuant to Section 4.5 of the Stockholders Agreement includes securities and (y) applicable law would require the provision to you, in your capacity as a Participating Stockholder Seller or Drag-Along Seller, as applicable, of any specified information regarding the Company or any of its parents or subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for such Transfer pursuant to Section 4.5 of the Stockholders Agreement, then notwithstanding Section 4.5(f) of the Stockholders Agreement, you, in your capacity as a Participating Stockholder Seller or Drag-Along Seller, as applicable, shall have the right to sell Shares in such proposed Transfer pursuant to Section 4.5 of the Stockholders Agreement; provided, that the Sponsor Investor Sellers shall have the right, but not the obligation, to cause to be paid to you, in your capacity as a Drag-Along Seller, in lieu of such securities described in the preceding sentence, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities otherwise would have been issued in exchange for such Shares. The Drag-Along Right of the Sponsors shall terminate upon the earlier to occur of (i) an IPO and (ii) a Liquidity Event. The Drag-Along Right of the Sponsors shall not include a right to require you to sign a non-compete agreement (it being understood that any existing non-compete agreement then in effect between you and the Company or one of its parents or subsidiaries shall not terminate solely as a result of such Transfer). Any unvested or "out-of-the money" vested Options shall be treated in accordance with the applicable award agreement.\
4.     Participation Stockholder. With respect to each Post-Closing Issuance for which a Participation Notice is delivered pursuant to Section 6.1 of the Stockholders Agreement, in the event that a Sponsor Investor elects to become an Accepting Participation Stockholder with respect to such Post-Closing Issuance, you will be entitled to participate in such Post-Closing Issuance as a Participation Stockholder; provided, that if such Post-Closing Issuance is for shares of Voting Securities, the Company shall have the right to issue to you securities having the same economic terms and conditions as such Voting Securities but without any voting rights.
5.     Put Right.
(a)     In the event you incur a Termination of Service as a result of your death or a Termination of Service by the Company or one of its parents or subsidiaries due to your Disability (as defined in the Employment Agreement), you or your guardian, executor, administrator, or applicable trustee generally having control over your Shares (the "Trustee") shall have the right (the "Put Right") to require that the Company purchase all, or any portion of, the Shares held by you or, if applicable, the Trustee and, subject to the proviso in the immediately following sentence, Shares issuable in respect of vested Options held by you or, if applicable, the Trustee (whether or not exercised) on the terms described in this paragraph 5; provided, however, that the Company will not be obligated to purchase any Put Securities (as defined below) if (i) such purchase (or the direct or indirect distribution to the Company by subsidiaries of the Company of the cash necessary to make such purchase) (x) is prohibited by any applicable law or regulation, (y) would violate any financing agreement, indenture or similar document or (z) in the good faith determination of the Company's Board of Directors is

Exhibit 10.5
reasonably likely to result in the Company and its subsidiaries not retaining sufficient restricted payment capacity under the terms of any financing agreement, indenture or similar document to permit interest payments with respect to outstanding indebtedness of the Company or any of its subsidiaries to be paid entirely in cash (in which event the Put Notice may only be effected once the Company's and its' subsidiaries' restricted payment capacity is sufficient to enable the Put) or (ii) the Company determines in good faith that the Company's liquidity position is such that the repurchase of the Put Securities would have or reasonably be expected to result in a material negative impact on the operations or financial position of the Company and its parents and subsidiaries (in which event the Put Notice may only be effected once the Company's liquidity position is sufficient to enable the Put). The Put Right shall be exercised by written notice (the "Put Notice") to the Company given in accordance with Section 11. 7 of the Stockholders Agreement on or prior to the first anniversary of your death or Termination of Service due to your Disability, which Put Notice shall specify the number of Shares and Shares issuable in respect of vested Options that you or, if applicable, the Trustee is requesting that the Company purchase (the "Put Securities"), provided, however, that if the Company reasonably determines that the repurchase of the Put Securities would otherwise result in any Options (including any Options held by other Service Providers) being classified as a liability as contemplated by Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation -- Stock Compensation (FASB ASC 718), including any amendments and interpretations thereto, the Put Right shall not apply to vested Options and any Shares that are to be purchased by the Company or its designee under paragraph 5 of this letter agreement may only be so purchased if and when such Shares have been held by you or the Trustee, as applicable, for at least six months. Any such Put Notice shall be irrevocable. The parties hereto acknowledge and agree that the Company may, at its sole discretion, designate any other Person to purchase all or part of the Put Securities in lieu of the Company in accordance with the time periods set forth in this paragraph 5. The purchase price payable by the Company or its designee (the "Put Purchase Price") for the Put Securities shall be the amount equal to the Fair Market Value of such Put Securities on the date of delivery of the Put Notice.
(b)     Subject to the provisos to the first and second sentences of paragraph 5(a), the purchase of the Put Securities shall take place on the later of (i) the date specified by the Company, which shall in no event be later than thirty (30) days following the determination of the Fair Market Value of the Put Securities, and (ii) within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, you or, if applicable, the Trustee shall transfer the Put Securities to the Company or its designee, free and clear of all liens and encumbrances, by delivering to the Company or its designee the certificates representing the Shares to be purchased, duly endorsed for transfer to the Company or its designee or accompanied by a stock power duly executed in blank, and the Company or its designee shall pay to you or, if applicable, the Trustee the Put Purchase Price.
(c)     The Company shall be entitled to deduct and withhold from any amounts payable to you or, if applicable, the Trustee pursuant to this paragraph 5 such amounts as it is required to deduct and withhold under all applicable tax laws and such amounts so withheld shall

Exhibit 10.5
be treated for all purposes of this letter agreement as having been paid to you or the Trustee, as applicable.
(d)     The Put Right shall terminate on the one year anniversary of an IPO.
6.     Fair Market Value.
(a)     Notwithstanding anything in the Plan, the Stockholders Agreement or this letter agreement to the contrary, in each case in which the term "Fair Market Value" is used in the Stockholders Agreement or this letter agreement, it shall have the following meaning to the extent used with respect to you or your Shares or Options, except in the event of a Termination of Service for Cause or in connection with a Restrictive Covenant Breach, (i) Fair Market Value shall be determined as of the last day of the most recently completed calendar quarter and without regard to any minority, illiquidity, lack of marketability or similar discounts and (ii) in no event shall Fair Market Value be less than the average of the values of the Company determined by the Principal Stockholders and reported to the limited partners of the Principal Stockholders as of the last day of the most recently completed calendar quarter.
(b)     In the event the Repurchase Period would otherwise expire prior the 10th day after the last date any of the Principal Stockholders makes its determination of the value of the Company as of the most recently completed calendar quarter for purposes of reporting such value to its limited partners (such date of determination, the "Quarterly Valuation Date"), the Repurchase Period shall automatically be extended until the 10th day after the Quarterly Valuation Date.
(c)     Notwithstanding anything in the Plan, the Stockholders Agreement or this letter agreement to the contrary, for purposes of Section 10.3(b)(ii) of the Stockholders Agreement, the purchase price paid for each Share received by you pursuant to the Merger Agreement shall be deemed to be $27.086 less any amounts paid to you by way of dividends and/or distributions of any kind (such price as proportionately adjusted for any stock split, reverse stock split or similar event with respect to the Shares occurring after the Closing).
(d)     For purposes of the definition of "Restrictive Covenant Breach" under the Stockholders Agreement, the clause "or any similar restrictive covenant" shall be disregarded.
7.     Definition of "Same Terms and Conditions". Notwithstanding clause (b) of the definition of "Same Terms and Conditions", in any transaction in which you are to receive consideration on the Same Terms and Conditions as the Sponsor Investors, the form of consideration paid to Sponsor Investors, on the one hand, and you, on the other hand, may (without your consent) differ only if payment of the same form of consideration (i) is not permitted by applicable law, (ii) would require additional information disclosure to you that is not provided to the Sponsor Investors or (iii) would require additional disclosure to, or approvals or consents of, regulatory authorities that would not be required in connection with the payment of such form of consideration to the Sponsor Investors; provided, that if such consideration is for shares of Voting Securities, you may receive securities having the same economic terms and conditions as such Voting Securities but without any voting rights.

Exhibit 10.5
8.     SEC Filings. The Company shall file a Registration Statement on Form S-8 (or its successor form), if then available, and which Registration Statement contains a "reoffer prospectus" naming you as a reseller of control securities (as such terms are defined in Instruction C to the General Instructions to Form S-8) with the SEC no later than five (5) business days after the date of an IPO covering any Shares subject to the Option granted to you under the Stock Option Agreement that have vested or remain eligible to vest as of such date.
9.     Amendments. No amendment or modification to the Stockholders Agreement that adversely affects the Manager Groups shall be effective against the Manager Groups unless the Managers who are officers of the Company or its subsidiaries with a title of, and more senior to, Senior Vice President (the "Senior Managers"), consent to such amendment or modification in writing ("Senior Manager Consent"), provided, that such consent will be effective at such time as the Senior Managers then holding a majority of Shares held by all Senior Managers provide such consent, provided, further, that all outstanding vested Options of the Senior Managers shall be included as Shares for the purposes of the foregoing calculation. Notwithstanding anything to the contrary in this letter agreement, any amendment of the Stockholders Agreement that (i) does not affect your rights and obligations under the Stockholders Agreement (and this letter agreement) in a manner that is materially more adverse than the effect on the Senior Managers, as a whole, and (ii) is approved in accordance with this paragraph 9, will (to the extent of any inconsistency between such amendment and this letter agreement) amend and supersede this letter agreement.
10.     Termination. So long as you hold Shares or Options, no termination of the Stockholders Agreement prior to the consummation of a Change of Control Transaction will be effective against you without Senior Manager Consent, provided, however, that a termination of the Stockholders Agreement effective in connection with an IPO will be effective against you (whether or not such Senior Manager Consent is received) if (i) your rights under Article V survive such termination or (ii) you are otherwise granted registration rights with respect to your Registrable Securities that are not, in any material respect, less advantageous to you than your rights under Article V and provided, further, that in the event of an IPO that occurs after the termination of the Stockholders Agreement but during which the transfer restrictions set forth in Article IV of the Stockholders Agreement (as amended by paragraph 1 of this letter agreement) continue to apply, then the rights set forth in Section 4.4 of the Stockholders Agreement (as amended by paragraph 2 of this letter agreement) shall continue to apply until the earlier of (x) such transfer restrictions ceasing to apply and (y) the one year anniversary of such IPO. Nothing herein shall be deemed to waive your rights under paragraph 8 of this letter agreement which shall survive any termination of the Stockholders Agreement.
11.     Certain Arbitration Matters. For the avoidance of doubt, notwithstanding paragraph 12 below, any dispute regarding the nature of your Termination of Service, including, without limitation, whether "Cause" existed, shall be resolved for all purposes by arbitration proceedings in Wilmington, North Carolina in accordance with the arbitration terms and conditions set forth in the Employment Agreement.

Exhibit 10.5
12.     Miscellaneous; Incorporation by Reference. This letter agreement shall be deemed to amend the Stockholders Agreement solely with respect to the matters set forth herein, and (subject to paragraph 10 above) in the event of any conflicts between this letter agreement and the Stockholders Agreement, this letter agreement will control (notwithstanding the fact that you may execute the Stockholders Agreement after this letter agreement). Except as expressly amended herein, the Stockholders Agreement shall remain in full force and effect. Sections 11.2, 11.4, 11.5, 11.6, 11.7, 11.8 (subject to paragraph 11 hereof), 11.9, 11.10, 11.11, 11.12 (subject to paragraph 10 hereof), 11.13 (subject to the terms of this letter agreement with respect to such subsequent Shares or Options) and 11.14 of the Stockholders Agreement are incorporated by reference herein and shall apply to this letter agreement (and the Stockholders Agreement as amended hereby), mutatis mutandis.
13.     Company Representations. The Company represents and warrants to you that (i) the execution, delivery and performance of this letter agreement has been fully and validly authorized by all necessary corporate actions, including any approvals required by the board of directors of the Company pursuant to the Stockholders Agreement, (ii) the officer signing this letter agreement on behalf of the Company is duly authorized to do so and (iii) upon execution and delivery of this letter agreement by you and the Company, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.
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Exhibit 10.5
Very truly yours,
EAGLE HOLDING COMPANY I
By:    /s/ P. Hunter Philbrick
    Name:    P. Hunter Philbrick
    Title:     Vice President

[Signature Page to Side Letter to Stockholders Agreement]

Exhibit 10.5
Accepted and agreed:
/s/ David M. Johnston
David M. Johnston

[Signature Page to Side Letter to Stockholders Agreement]

Exhibit 10.5
HELLMAN & FRIEDMAN CAPITAL PARTNERS VIII, L.P.

By:     Hellman & Friedman Investors VIII, L.P., its General Partner
By:     H&F Corporate Investors VIII, Ltd., its General Partner

By:    /s/ P. Hunter Philbrick
    Name:    P. Hunter Philbrick
    Title:     Vice President

[Signature Page to Side Letter to Stockholders Agreement]

Exhibit 10.5
HELLMAN & FRIEDMAN CAPITAL PARTNERS VII, L.P.

By:     Hellman & Friedman Investors VII, L.P., its General Partner
By:     H&F Corporate Investors VII, Ltd., its General Partner

By:    /s/ P. Hunter Philbrick_______
    Name:     P. Hunter Philbrick
    Title:     Vice President

[Signature Page to Side Letter to Stockholders Agreement]

Exhibit 10.5
CARLYLE PARTNERS VI HOLDINGS II, L.P.

By:     TC Group VI, L.P., its general partner

By:     /s/ Stephen H. Wise_______
    Name:     Stephen H. Wise
    Title:     Authorized Person

[Signature Page to Side Letter to Stockholders Agreement]